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                                                                   EXHIBIT 10.17


                                LOCK-UP AGREEMENT





                                                                February 1, 2001



Industrialex Manufacturing Corp.                Thomson Kernaghan & Co.
63 South Pratt Parkway                          365 Bay Street
Longmont, Colorado                              9th Floor
80501                                           Toronto, Ontario  M5H 2V2

Attn:  Ahmad Akrami

Dear Sirs:

Re: Industrialex Manufacturing Corp.

The undersigned (the "Undersigned") acknowledges that it is the registered owner of 665,000 share purchase warrants (the "Bolder Share Purchase Warrants") entitling it to acquire 665,000 common shares (the "Shares") in the share capital of Industrialex Manufacturing Corp. (the "Company"), 175,000 of which are exercisable at $0.25 per share and 490,000 of which are exercisable at $1.00 per share.

The Company has represented that it intends to make an initial public offering (the "IPO") of its common stock on the Canadian Venture Exchange ("CDNX") through Thomson, Kernaghan & Co. Limited (the "Agent"). Further to negotiations among the Company, the Agent and the Undersigned, the Undersigned has agreed to enter into a lock-up agreement with respect to the Shares, to be effective as at the effective date of the IPO.

In that regard, the Undersigned hereby represents and agrees as follows:

1.   That

     (a) with respect to 332,500 of the Shares (the "First Lock-up Shares") acquired on the exercise of the Bolder Share Purchase Warrants, it will not, except as provided below, directly or indirectly sell, offer to sell, contract to sell, pledge or otherwise dispose of any of the First Lock-up Shares until that date which is twelve months after the completion of the IPO; and

     (b) with respect to the remaining 332,500 Shares (the "Second Lock-up Shares") acquired on the exercise of the Bolder Share Purchase Warrants, it will not, except as provided below, directly or indirectly sell, offer to sell, contract to sell, pledge



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            or otherwise dispose of any of the Second Lock-up Shares until that date which is fifteen months after the completion of the IPO.



2. Notwithstanding any restriction contained in this agreement to the contrary, the Undersigned may sell or otherwise transfer the Shares by gift to a donee who agrees in writing to hold the transferred securities subject to the restrictions contained in this agreement.


3. The Undersigned confirms that this agreement is irrevocable and shall be binding upon the Undersigned's successors and assigns. The Undersigned also hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Shares, except in compliance with the restrictions described in Sections 1 and 2 hereof, and the placement of a legend describing the foregoing instructions on the certificates representing the Shares.

The Undersigned understands that the Company and the Agent will proceed with the IPO in reliance upon the Undersigned's agreements contained herein.



                                     Yours very truly,
                                     Bolder Venture Partners LLC
                                     per:



                                     /s/ Daryl Yurek

                                     -------------------------------------------
                                     Authorized Signatory



ACKNOWLEDGED AND AGREED:

INDUSTRIALEX MANUFACTURING CORP.


By: /s/ Ahmad Akrami

   ------------------------------------------
Name:  Ahmad Akrami
Title: President




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